UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2005
BIOPURE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-15167 (Commission File Number)	04-2836871 (IRS Employer Identification No.)
11 HURLEY STREET
CAMBRIDGE, MA 02141
(Address of principal executive offices and zip code)
(617) 234-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Definitive Material Agreement.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-1.1 Underwriting Agreement
Ex-4.1 Form of Underwriter Warrant
Ex-4.2 Form of Investor Warrant
Ex-5.2 Opinion of Ropes & Gray LLP

ITEM 1.01.     Entry Into a Definitive Material Agreement.
     On July 3, 2003, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 of Biopure Corporation (the “Company”) (Registration No. 333-106288) which permits the Company to issue shares of the Company’s common stock and warrants to purchase shares of common stock up to a combined amount of $50,000,000. On November 18, 2004, the Commission declared effective the Registration Statement on Form S-3 of the Company (Registration No. 333-114559) which permits the Company to issue shares of the Company’s common stock and warrants to purchase shares of common stock up to a combined amount of $50,000,000.
     The Company has filed with the SEC a prospectus supplement dated December 20, 2005. The prospectus supplement together with the related base prospectuses contemplates the sale of 8,800,000 shares of the Company’s common stock (10,120,000 shares if the underwriters’ over-allotment option is exercised in full) and warrants to purchase 8,800,000 shares of the Company’s common stock (warrants to purchase 10,120,000 shares if the underwriters’ over-allotment option is exercised in full) pursuant to an underwriting agreement entered into by and among the Company, on the one hand, and Dawson James Securities, Inc. and Noble International Investments, Inc., as representatives of the underwriters, on the other hand, dated December 20, 2005 (the “Underwriting Agreement”). Each share and warrant will be sold to the underwriters for $0.6392, and the initial public offering price for each share and warrant will be $0.68. The Company expects to receive approximately $5,005,280 million in net proceeds from the offering, which is subject to closing conditions.
     Pursuant to the Underwriting Agreement, the Company will issue the underwriters two sets of warrants. One set of warrants will be exercisable for an aggregate of 528,000 shares of common stock at a per share exercise price of $0.85, and will contain substantially the same terms as the warrants sold to the public investors in the offering. The other set of warrants will be exercisable for an aggregate of 528,000 shares of common stock at a per share exercise price of $0.816 and will contain substantially the terms shown in Exhibit 4.1 hereto.
ITEM 8.01.     Other Events.
     In order to file certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Underwriting Agreement, the form of investor warrant, the form of underwriter warrant and an opinion the Company received from its counsel regarding the validity of the shares and warrants to be sold pursuant to the prospectus supplement and the related base prospectuses.
ITEM 9.01.     Financial Statements, Pro Forma Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement dated December 20, 2005 by and among, Biopure Corporation, Dawson James Securities, Inc. and Noble International Investments, Inc.

4.1	Form of Underwriter Warrant

4.2	Form of Investor Warrant

5.2	Opinion of Ropes & Gray LLP

23.2	Consent of Ropes & Gray LLP (included as part of its opinion filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPURE CORPORATION

Date: December 20, 2005	By:	/s/ FRANCIS H. MURPHY
		Name:	Francis H. Murphy
		Title:	Chief Financial Officer

EXHIBIT INDEX
The following designated exhibits are filed herewith:
Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated December 20, 2005 by and among, Biopure Corporation, Dawson James Securities, Inc. and Noble International Investments, Inc.

4.1	Form of Underwriter Warrant

4.2	Form of Investor Warrant

5.2	Opinion of Ropes & Gray LLP

23.2	Consent of Ropes & Gray LLP (included as part of its opinion filed herewith)